                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Bollinger Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

BOLLINGER INDUSTRIES


                                                                          [LOGO]



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Bollinger Industries, Inc. (the "Company"), to be held Thursday, September 23, at 10:00 a.m., local time, at the Hilton Hotel, 2401 East Lamar Boulevard, Arlington, Texas 76006. A Notice of Annual Meeting, Proxy Statement, and form of proxy relating to the Annual Meeting are enclosed with this letter. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 is also enclosed.

         We urge you to read this material carefully. It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. We encourage you to complete, sign and date the proxy and return it in the enclosed envelope at your earliest convenience.

                                   Sincerely,



                                   Glenn D. Bollinger
                                   Chairman of the Board



                                   Bobby D. Bollinger
                                   President



Grand Prairie, Texas
August 26, 1999



         Corporate Offices
         602 Fountain Parkway
         Grand Prairie, Texas 75050
         Ph:   972 343-1000
         Fax:  972 343-1190

                           BOLLINGER INDUSTRIES, INC.
                              602 FOUNTAIN PARKWAY
                           GRAND PRAIRIE, TEXAS 75050

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1999

                              -------------------


To the Stockholders of
BOLLINGER INDUSTRIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bollinger Industries, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 23, 1999, beginning at 10:00 a.m. local time, at the Hilton Hotel, 2401 East Lamar Boulevard, Arlington, Texas 76006 for the following purposes:

         1. To elect four directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and have qualified;

         2. To approve the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Company for its fiscal year ending March 31, 2000; and

         3. To transact such other business as may be properly brought before the Annual Meeting, or any postponements or adjournments thereof.

         The Board of Directors has fixed the close of business on August 16, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for inspection at the offices of the Company in Grand Prairie, Texas, during regular business hours for a period of ten days before the meeting.

         All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy and to return it promptly in the enclosed postage-paid return envelope. A stockholder may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the meeting and withdrawing the proxy.

                                    By Order of the Board of Directors


                                            Rose Turner
                                            Secretary

Grand Prairie, Texas
August 26, 1999

                           BOLLINGER INDUSTRIES, INC.
                              602 FOUNTAIN PARKWAY
                           GRAND PRAIRIE, TEXAS 75050

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1999


                                  INTRODUCTION

         This Proxy Statement is furnished to stockholders of Bollinger Industries, Inc., a Delaware corporation ("Bollinger" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on September 23, 1999, and at any postponements or adjournments thereof. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company prior to the meeting, and not revoked. The approximate date on which this Proxy Statement and the accompanying proxy card will first be sent to stockholders is August 26, 1999.

                              REVOCABILITY OF PROXY

         A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. A stockholder's attendance at the meeting will not constitute automatic revocation of the proxy.

                        ACTION TO BE TAKEN AT THE MEETING

         The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the nominees listed under "Election of Directors"; (ii) for the ratification of the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Company for the 2000 fiscal year; and (iii) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any postponements or adjournments thereof.

         Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

                            OUTSTANDING CAPITAL STOCK

         The record date for stockholders entitled to vote at the annual meeting is August 16, 1999. At the close of business on that day, there were 4,400,210 shares of the Company's Common Stock, $0.01 par value ("Common Stock"), outstanding and entitled to vote at the meeting.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Directors of the Company will be elected by a plurality of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. Any other matters submitted to a vote of the stockholders will be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal other than the election of directors as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                         PERSONS MAKING THE SOLICITATION

         The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company.

                               BOARD OF DIRECTORS

COMMITTEES

         The Board of Directors has Executive, Audit, Compensation and Stock Option Committees.

         Glenn Bollinger, Bobby Bollinger and Stephen Parr served on the Executive Committee during fiscal 1999, and Mr. Parr served as its chairman. Subject to statutory limitations, the Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings. The Executive Committee held numerous meetings via telephonic conferences during fiscal 1999, met once, and took certain other actions by written consent.

         John Maguire and Stephen Parr served on the Audit Committee during fiscal 1999, and Mr. Parr served as its chairman. The Audit Committee is responsible for reviewing the scope of the independent auditors' examinations of the Company's financial statements and receiving and reviewing their reports. The Audit Committee also meets with the independent auditors and has the authority to conduct internal audits and investigations, receive recommendations or suggestions for changes in accounting procedures, and initiate or supervise any special investigations it may choose to undertake. The Audit Committee met once during fiscal 1999 and held telephonic conferences with the outside auditors.

         Stephen Parr was the sole member of the Compensation Committee during fiscal 1999, and served as its chairman. The Compensation Committee determines the Company's policy with respect to the nature and amount of all compensation of the Company's officers, and will at least annually prepare a compensation report in accordance with rules promulgated by the Securities and Exchange Commission (the "SEC"). The Compensation Committee met once during fiscal 1999.

         Stephen Parr was the sole member of the Stock Option Committee during fiscal 1999, and served as its chairman. The Stock Option Committee administers the Bollinger Industries 1993 and 1998 Stock Option Plans. The Stock Option Committee did not meet and took no action in fiscal 1999.

DIRECTORS' FEES AND COMPENSATION

         Stephen Parr receives a fee of $30,000 annually and is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. He was granted options to purchase 8,333 shares of Common Stock at the time he began serving on the Board of Directors. Glenn Bollinger and Bobby Bollinger each receive $10,000 annually for their service as directors. John Maguire receives $36,000 annually and acts as a consultant on certain financial matters and acquisitions.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

         The Board of Directors met four times during the fiscal year ended March 31, 1999, and all directors attended the meetings. The Board took all other actions by unanimous written consent during fiscal 1999. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

         Four directors are to be elected at the Annual Meeting. The Board of Directors has nominated the four individuals named below to serve as directors of the Company. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board. However, the Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.


                   NAME                               AGE             DIRECTOR SINCE

         Glenn D. Bollinger (1)                        49                  1979

         Bobby D. Bollinger (1)                        46                  1979

         John L. Maguire (3)                           68                  1993

         Stephen L. Parr (1)(2)(3)(4)(5)               46                  1995

         ------------

         (1)      Member of the Executive Committee
         (2)      Member of the Compensation Committee
         (3)      Member of the Audit Committee
         (4)      Member of the Stock Option Committee
         (5)      Independent director

         Set forth below is certain information concerning each of the persons nominated for election as a director of the Company:

         Glenn D. Bollinger is a co-founder of the Company and has served as Chairman of the Board, Chief Executive Officer and a Director since 1979. Mr. Bollinger is primarily responsible for the Company's overall operations, including in particular inventory, purchasing and warehousing. Mr. Bollinger is subject to an order of permanent injunction entered by the United States District Court for the District of Columbia, which enjoins him from engaging in any conduct which would constitute violations of various provisions of the Securities Exchange Act of 1934, specifically, Sections 10(b),

13(a), 13(b), and various rules promulgated thereunder. It does not preclude or otherwise limit his participation as an executive officer or director of the Company. The order arose out of an action filed by the SEC on September 30, 1996 complaining of certain transactions with three customers of the Company, which occurred during the Company's fiscal years ended March 31, 1994 and 1995. Mr. Bollinger agreed to the entry of the order without admitting or denying that he committed any violations of law.

         Bobby D. Bollinger is a co-founder of the Company and has served as Vice Chairman of the Board, President and a Director since 1979. Mr. Bollinger is primarily responsible for sales, marketing and product development.

         John L. Maguire became a Director of the Company in September 1993 and served as interim Chief Financial Officer from August 1992 to August 1993. In addition, the Company from time to time retains Mr. Maguire as a consultant on certain financial matters and acquisitions. Mr. Maguire is a certified public accountant. Since 1982 he has been self-employed, concentrating on private family investments. He was previously Chief Financial Officer of Tyson Foods, Inc., for twelve years and was the president of Code Rite, Inc. until 1997 and Ampro Medical Services, Inc. until 1996.

         Stephen L. Parr became a Director of the Company in November 1995. Mr. Parr is currently President of Navigator Capital Management, LLC. Mr. Parr was previously a Vice President of Goldman Sachs, where he was an international specialist. Mr. Parr was with Goldman Sachs from 1977 to 1995. Mr. Parr serves on the board of directors of Braman, Ltd., a furniture manufacturing company; Nextek, Inc., an Alabama electronics company; Corphealth, Inc., a Texas behavioral healthcare company; NavTel, LLC, a competitive local exchange carrier; and Aqua Dynamics, a specialty chemical and ozone services company.

         Glenn D. Bollinger and Bobby D. Bollinger are brothers, and are the sons of Dell Bollinger, Senior Vice President Administration of the Company. Otherwise, there is no family relationship between any of the nominees, directors and any executive officer of the Company.

         No director presently holds any other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15 of that act.

         The four nominees receiving the greatest number of votes cast at the Annual Meeting will be elected whether or not any of them receives a majority of the votes cast.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE FOUR PERSONS NAMED UNDER "PROPOSAL NO. 1: ELECTION OF DIRECTORS."


                                 PROPOSAL NO. 2:
            APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Subject to approval by the stockholders, the Board of Directors has selected King, Griffin & Adamson, P.C. as independent public accountants of the Company for its fiscal year ended March 31, 2000. King, Griffin & Adamson, P.C. has acted in such capacity for the Company since August 1995 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Company, other than as independent public accountants.

         Representatives of King, Griffin & Adamson, P.C. will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the approval of the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Company for the fiscal year ending March 31, 2000.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF KING, GRIFFIN & ADAMSON, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR ITS FISCAL YEAR ENDING MARCH 31, 2000.

                       ACTION TO BE TAKEN UNDER THE PROXY

         The accompanying proxy will be voted "FOR" the election of the four persons recommended by the Board of Directors and named under "PROPOSAL NO. 1:
ELECTION OF DIRECTORS" as nominees for directors of the Company; and "FOR" approval of the appointment of King, Griffin & Adamson, P.C. as the independent public accountants of the Company for its fiscal year ending March 31, 2000, unless the proxy is marked in such a manner as to withhold authority to so vote.

         The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof. Management knows of no other matters to be considered at the Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed advisable, vote to adjourn the meeting from time to time.

                              SECURITY OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the shares of Common Stock of the Company as of August 16, 1999 by (i) each director, (ii) each executive officer, (iii) each person deemed to beneficially own more than five (5%) percent of the outstanding shares of Common Stock of the Company, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his shares.


                                                                       SHARES OWNED
                                                                       ------------

                 NAME                                            NUMBER        PERCENTAGE
                 ----                                            ------       ------------

Glenn D. Bollinger (1)(2)                                      1,928,847         43.8%
Bobby D. Bollinger (1)(3)                                      1,928,847         43.8%
James A. Burgin (4)                                               23,000            *
Rose Turner (5)                                                   16,000            *
Dell K. Bollinger (6)                                              9,600            *
David Barr (7)                                                    24,000            *
Floyd L. DePauw (8)                                                6,800            *
John L. Maguire (9)                                              108,333          2.5%
Stephen L. Parr (10)                                               7,500            *
All directors and executive officers                           2,549,149         57.9%
as a group (9 persons) (11)(12)

---------------
         * Less than 1% of the outstanding shares of Common Stock.

         (1) Business mailing address is 602 Fountain Parkway, Grand Prairie, Texas 75050.

         (2) Includes (i) 425,069 shares over which Glenn Bollinger has sole voting and investment control; (ii) 436,000 shares held by Glenn Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Glenn Bollinger has shared voting and investment power with Bobby Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; (iii) 436,000 shares held by Bob Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Glenn Bollinger has shared voting and investment power with Bobby Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; and (iv) 631,778 shares held as one of the trustees of the Company's 401(k) Plan, successor to the Company's Employee Stock Ownership Plan (the "401(k) Plan"), over which he has shared voting and investment power. Neither the inclusion of shares owned by Bob Bollinger Family Enterprises, Ltd., nor the inclusion of any 401(k) Plan shares not allocated to Glenn Bollinger's 401(k) Plan participant account is to be construed as an admission that he is the beneficial owner of such shares.

         (3) Includes (i) 425,069 shares over which Bobby Bollinger has sole voting and investment control; (ii) 436,000 shares held by Bob Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Bobby Bollinger has shared voting and investment power with Glenn Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; (iii) 436,000 shares held by Glenn Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Bobby Bollinger has shared voting and investment power with Glenn Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; and (iv) 631,778 shares held as one of the trustees of the Company's 401(k) Plan over which he has shared voting and investment power. Neither the inclusion of shares owned by Glenn Bollinger Family Enterprises, Ltd., nor the inclusion of any 401(k) Plan shares not allocated to Bobby Bollinger's 401(k) Plan participant account is to be construed as an admission that he is the beneficial owner of such shares.

         (4) Represents options to purchase 23,000 shares of Common Stock exercisable within sixty days from the date hereof. Mr. Burgin terminated his employment with the Company in August 1999.

         (5) Represents options to purchase 16,000 shares of Common Stock exercisable within sixty days from the date hereof.

         (6) Includes 4,800 shares of Common Stock owned of record and options to purchase 4,800 shares of Common Stock exercisable within sixty days from the date hereof.

         (7) Represents options to purchase 24,000 shares of Common Stock exercisable within sixty days from the date hereof.

         (8) Represents options to purchase 6,800 shares of Common Stock exercisable within sixty days from the date hereof.

         (9) Includes 50,000 shares of Common Stock owned of record and options to purchase 58,333 shares of Common Stock exercisable within sixty days of the date hereof. Does not include 26,000 shares of Common Stock held in trust for which Mr. Maguire is the trustee and a contingent beneficiary. Mr. Maguire disclaims beneficial ownership of these shares.

         (10) Includes 2,500 shares of Common Stock owned of record and options to purchase 5,000 shares of Common Stock exercisable within sixty days of the date hereof.

         (11) Includes options to purchase 138,733 shares of Common Stock exercisable within sixty days of the date hereof.

         (12) Shares held beneficially by Glenn Bollinger and Bobby Bollinger are only included once in the group total.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC. Based solely on the Company's review of the copies of such forms received during the year, the Company believes that during the year ended March 31, 1999, all the Company's directors, executive officers and holders of more than ten percent (10%) of the Common Stock complied with all Section 16(a) filing requirements.

         To the best knowledge of management of the Company, during fiscal year 1999 no director, officer or ten percent (10%) beneficial owner of Common Stock of the Company failed to file with the SEC any required reports on Form 3, 4 or 5 regarding transactions in securities of the Company.

                               EXECUTIVE OFFICERS

         The following persons are the executive officers of the Company:


               NAME                   AGE                                POSITION

   Glenn D. Bollinger                  49       Chairman of the Board, Chief Executive Officer and
                                                Director

   Bobby D. Bollinger                  46       Vice Chairman of the Board, President and Director

   Rose Turner                         43       Executive Vice President - Finance, Chief Operating
                                                Officer, Chief Financial Officer, Treasurer and Secretary

   Dell K. Bollinger                   72       Senior Vice President - Administration

   David Barr                          40       Executive Vice President - Product Acquisition

   Floyd L. DePauw                     49       Controller and Chief Accounting Officer

         Set forth below is a description of the business experience of each of the executive officers.

         Information concerning the business experience of Glenn Bollinger is provided under "Proposal No. 1: Election of Directors."

         Information concerning the business experience of Bobby Bollinger is provided under "Proposal No. 1: Election of Directors."

         Rose Turner has served as Chief Financial Officer, Treasurer and Secretary since January 1997, as Executive Vice President-Finance since October 1997, and as Chief Operating Officer of the Company since January 1999. She previously served as the Company's Senior Vice President-Finance from January 1997 to October 1997. Ms. Turner joined the Company on a contract and then full time basis in November 1995. Ms. Turner was previously employed by a variety of food manufacturing companies including Mission Foods and Borden, Inc. Ms. Turner is a certified public accountant.

         Dell K. Bollinger accepted an integral role in the Company's business when it was founded by her sons, Glenn and Bobby Bollinger, in 1974. Mrs. Bollinger has served as a Vice President of the Company since 1979.

         David Barr has served as Executive Vice President - Product Acquisition of the Company since August 1996, and previously served as Vice President - Product Development from July 1994 to August 1996. Prior to joining the Company Mr. Barr was President and Owner of New Zone Corporation, a privately held distributor of children's safety and related products. Prior to that employment Mr. Barr held various positions at Tandy Corporation, Fort Worth, Texas, including Director of Marketing for Computer City.

         Floyd DePauw became Controller and Chief Accounting Officer in October, 1996. Mr. DePauw is a certified public accountant. Before joining the Company, Mr. DePauw previously served as the controller of Taylor Publishing Company, a subsidiary of Insilco Corporation, a publicly owned company. He was employed by Taylor in a variety of accounting positions for approximately sixteen years. Prior to being employed by Taylor, Mr. DePauw was employed by Zoecon Industries, Inc., a chemical manufacturer, for approximately five years.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER INFORMATION

         The following table summarizes the compensation paid to the Company's chief executive officer and the Company's four other most highly compensated executive officers for services rendered in all capacities to the Company during fiscal 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION


                                                                                     Stock
                                                                                    Options
        Name and Position                   Year      Salary ($)    Bonus ($)         (#)
        -----------------                   ----      ----------    ---------       --------


Glenn D.  Bollinger                         1999      285,717(1)           --           --
Chairman of the Board and                   1998      325,717(2)      100,000           --
Chief Executive Officer                     1997      275,717              --           --

Bobby D. Bollinger                          1999      285,717(1)           --           --
Vice Chairman of the Board                  1998      325,717(2)      100,000           --
and President                               1997      275,717              --           --

James A. Burgin                             1999      132,869              --           --
Executive Vice President -                  1998      121,201          60,000           --
Sales                                       1997      118,120           3,008           --

Rose Turner                                 1999      132,700              --           --
Executive Vice President -                  1998      117,488          40,000           --
Finance, Chief Operating                    1997       75,365              --       33,000
Officer,  Chief Financial
Officer, Treasurer and
Secretary

David Barr                                  1999       97,194              --           --
Executive Vice President -                  1998       89,422          60,000           --
Product Acquisition                         1997       84,999              --           --

-------------

         (1) Glenn Bollinger and Bobby Bollinger were paid $10,000 as directors fees in fiscal 1999.

         (2) Glenn Bollinger and Bobby Bollinger were paid $10,000 per year as directors fees in fiscal 1998 retroactive to 1994 (each a total of $50,000).

STOCK OPTION PLANS

         DESCRIPTION OF STOCK OPTION PLANS.

         In September 1993 the Board of Directors adopted the Bollinger Industries 1993 Stock Option Plan ("1993 Stock Option Plan") pursuant to which options to purchase up to 500,000 shares of Common Stock may be granted. The individuals eligible to participate in the 1993 Stock Option Plan are those full-time key employees, including officers and employee directors, and independent directors of the Company or its subsidiaries as the Stock Option Committee of the Board of Directors, which administers the 1993 Stock Option Plan, may determine from time to time. The Stock Option Committee may grant either incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. Only nonqualified stock options may be granted to independent directors.

         The purchase price of shares subject to an option granted under the 1993 Stock Option Plan is determined by the Stock Option Committee at the time of grant, but may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. The exercise price of ISOs must be at least 100% of the fair market value. The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which ISOs are exercisable for the first time by the optionee in any calendar year (under the 1993 Stock Option Plan and any other incentive stock option plan of the Company) may not exceed $100,000. Options granted under the 1993 Stock Option Plan must be exercised within ten years from the date of grant and will generally vest in annual installments as determined by the Stock Option Committee. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of any ISOs granted under the 1993 Stock Option Plan may not be less than 110% of the fair market value of the Common Stock on the date of grant, and the exercise period may not exceed five years from the date of grant.

         Options granted under the 1993 Stock Option Plan are not transferable by the optionee other than by will or under the laws of descent and distribution. Options terminate on the earlier of the date of the expiration of the option or thirty (30) days after the date the optionee terminates employment with the Company and its subsidiaries for any reason other than termination for cause or the death or disability of the optionee. During the 30-day period, the optionee may exercise the option in respect of the number of shares that were vested on the date of termination of employment. In the event of termination because of the death or disability of an optionee and before the date of expiration of the option, the option terminates on the earlier of the date of expiration or one year following the date of termination of employment, during which period the option may be exercised in respect of the number of shares that were vested on the termination of employment.

         The 1993 Stock Option Plan provides that an option agreement may permit an optionee to tender previously owned shares of Common Stock in partial or full payment for shares to be purchased on exercising an option. Unless sooner terminated by action of the Board of Directors, the 1993 Stock Option Plan will terminate in 2003. Subject to certain exceptions, it may be amended, altered or discontinued by the Board of Directors without stockholder approval.

         As of August 16, 1999 options to purchase a total of 214,666 shares of Common Stock are outstanding under the 1993 Stock Option Plan at prices ranging from $0.56 to $13.00 per share.

         The Bollinger Industries, Inc. 1998 Stock Option Plan ("the 1998 Stock Option Plan") was adopted by the Board of Directors and approved by the stockholders in September 1998. This plan provides for the grant of options covering to purchase up to 500,000 shares of Common Stock of the

Company to officers and employees of the Company who are responsible for or contribute to the management, growth and profitability of the business. No grant will be made under this Plan to a director who is not an officer or a salaried employee of the Company.

         The purchase price of shares subject to an option granted under the 1998 Stock Option Plan is determined by the Stock Option Committee at the time of grant, and the exercise price shall not be less than 100% of the fair market value of the Common Stock subject to the stock option on the date of grant (or 110% in the case of a stock option granted to a participant who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company).

         Stock options granted under the 1998 Stock Option Plan may be of two types: ISOs and nonqualified stock options. The Board of Directors has the authority to grant to any participant ISOs, nonqualified stock options or any combination thereof.

         As of March 31, 1999 no stock options had been granted under the 1998 Plan. Subsequent to year-end, the Company issued a total of 251,400 ISOs with an exercise price of $1.00 per share.

OPTION GRANTS.  No options were granted in fiscal 1999.

OPTION EXERCISES AND HOLDINGS. The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal 1999 and unexercised options held as of the end of fiscal 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                                                                           VALUE OF UNEXERCISED
                                                                       NUMBER OF UNEXERCISED                   IN-THE MONEY
                                                                             OPTIONS AT                      OPTIONS AT FISCAL
                                                                          FISCAL YEAR-END (#)                  YEAR-END ($)(1)
                                                                    -----------------------------      ----------------------------
                                  SHARES
                                 ACQUIRED
                                    ON                VALUE
                                  EXERCISE           REALIZED
         NAME                       (#)                ($)          EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
         ----                   -----------        ------------     -----------     -------------      -----------    -------------

James Burgin (2)                      --                --            15,000                --                --                --
Rose Turner (3)                       --                --            13,200            19,800                --                --
David Barr (4)                        --                --            16,000             6,000                --                --

-------------------------

(1) Based on the market value of the Common Stock on March 31, 1999 of $0.3125 per share as reported by the over-the-counter Bulletin Board (minus the exercise or base price).

(2) James A. Burgin was granted options for the purchase of 10,000 shares of Common Stock at an exercise price of $10.00 per share in December 1993. These options vest over a five-year period and expire ten years from the date of grant. Mr. Burgin was granted options for the purchase of 5,000 shares of Common Stock at an exercise price of $11.00 per share in December 1994. These options vest over a four-year period and expire ten years from the date of grant.

(3) Rose Turner was granted options for the purchase of 33,000 shares of Common Stock at an exercise price of $0.63 per share in January 1997. These options vest over a five-year period and expire ten years from the date of grant.

(4) David Barr was granted options for the purchase of 10,000 shares of Common Stock at an exercise price of $13.00 per share in October 1994. These options vest over a five-year period and expire ten years from the date of grant. Mr. Barr was granted options for the purchase of 2,000 shares of Common Stock at an exercise price of $11.00 per share in December 1994. These options vest over a four-year period and expire ten years from the date of grant. Mr. Barr was granted options for the purchase of 10,000 shares of Common Stock at an exercise price of $3.00 per share in February 1996. These options vest over a five-year period and expire ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1999 Stephen Parr served as the sole member of the Compensation Committee. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates or has any interlocking relationship with any other corporation that requires specific disclosure under this heading. Please refer to "Certain Relationships and Related Transactions."

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The basic policy of the Compensation Committee is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility, the type and scope of the Company's operations, and the Company's financial condition and performance. The goal of this policy is to promote the attainment of the financial and strategic objectives of the Company.

          Stephen Parr was the sole member of the Compensation Committee for fiscal 1999. The Compensation Committee believes that the base salary levels in place during fiscal 1999 continue to be consistent with the Company's status as a public company and with the Company's peers in the fitness industry. The salary levels during fiscal 1999 were not substantially different from those in fiscal 1998. The Compensation Committee has not, however, conducted a detailed examination of the compensation structure of peer companies, nor has it engaged the services of an executive compensation consultant.

         The base salaries of the Company's executive officers may be augmented at the discretion of the Compensation Committee, at the recommendation of the Chief Executive Officer, by the award of individual performance-based cash bonuses ("Cash Bonuses"). Cash Bonuses are based on among other things an individual's quality of work performed, the financial condition and results of operation of the Company, progress made towards business objectives, and return on the Company's Common Stock for the period. Based on the financial condition and results of operations of the Company, the Compensation Committee determined to not award Cash Bonuses to the named executive officers for fiscal 1999.

         The Company also grants stock options pursuant to the Company's 1993 and 1998 Stock Option Plans. The Company's Chief Executive Officer and President, who each beneficially own a substantial amount of Common Stock of the Company, are not eligible to receive options under the 1993 Stock Option Plan. Grants of stock options to eligible executive officers are intended to attract qualified individuals to work for the Company as additional compensation and as an incentive for future performance. Through grants under the 1993 and 1998 Stock Option Plans, the Company's goal is to encourage ownership of the Common Stock by executive officers and other employees in order to enhance mutuality of interest with stockholders of the Company.

         At this time, based on the Company's current executive compensation structure, the Company does not believe it is necessary to adopt a policy with respect to qualifying executive compensation in excess of $1 million for deductibility under Section 162 (m) of the Internal Revenue Code.

         Consistent with the above policies and objectives, the fiscal 1999 base salary for Glenn Bollinger, the Company's Chairman of the Board and Chief Executive Officer, was not changed by the Board of Directors, and remained at $275,717. The Compensation Committee considers that Mr. Bollinger's base salary was within the range of salaries of chief executive officers of comparable companies.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                                  The Compensation Committee
                                                  of the Board of Directors

                                                  Stephen L. Parr




PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of a peer group and the NASDAQ Stock Market - U.S. Index for the periods indicated. The comparison for each of the periods assumes that $100 was invested on March 31, 1994 in each of the Common Stock of the Company, the stocks included in the peer group, and the stocks included in the NASDAQ Stock Market - U.S. Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG
                           BOLLINGER INDUSTRIES, INC.,
             THE NASDAQ STOCK MARKET - U.S. INDEX, AND A PEER GROUP


                                        1994          1995           1996          1997           1998           1999

BOLLINGER INDUSTRIES, INC.              100            81             25             7              8              3
PEER GROUP (1)(2)(3)                    100            62             50            38             40             23
NASDAQ STOCK MARKET - US (4)            100           111            151           168            255            342



         (1) The peer group, which currently includes the Company, is comprised of the following companies: Ajay Sports, Inc.; Aldila, Inc.; Bollinger Industries, Inc.; Educational Insights, Inc.; Escalade, Inc.; Grand Toys International, Inc.; Imaginon, Inc.; Johnson Worldwide Associates, Inc.; Just Toys, Inc.; L.L. Knickerbocker, Inc.; Laser Storm, Inc.; Marker, Int'l; Monarch Services, Inc. (formerly Monarch Avalon, Inc.); Morrow Snowboards, Inc.; Paul-Son Gaming Corp.; Arnold Palmer Golf Co. (formerly Progroup, Inc.); Rawlings Sporting Goods, Inc.; Riddell Sports, Inc.; S 2 Golf, Inc.; Teardrop Golf Co.; Variflex, Inc.; Vermont Teddy Bear, Inc.; Xdogs Com, Inc. and Yes Entertainment Corporation. The members of the peer group are based on the companies listed in the 1999 NASDAQ Fact Book and Company Directory for Standard Industrial Classification Code 394, Toys and Sporting Goods (1999 Peer Group), and which have been publicly traded since at least March 31, 1994. NASDAQ did not provide a performance index for this group of companies.

         (2) The following companies were included in the 1998 Peer Group, but were not included in the 1999 Peer Group: Bell Sports Corp.; California Pro Sports, Inc.; Sled Dogs Co.; and Snake Eyes Golf Clubs, Inc.

         (3) The following companies are included in the 1999 Peer Group, but were not included in the 1998 Peer Group: Imaginon, Inc. and Xdogs Com, Inc.

         (4) The NASDAQ Stock Market - U.S. Index was restated as of March 31, 1994, to reflect average daily values instead of average month end values. The index value originally reported was 96 and has been restated as 98.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has a continuing arrangement with John L. Maguire, a director of the Company, for financial, corporate and acquisition consulting services. This arrangement currently provides for an annual fee of $36,000, which includes the fee for his services as a director.

         All other transactions, if any, between the Company and any of its directors, officers, principal stockholders, employees and other affiliates are subject to the approval of a majority of the independent directors of the Company who are disinterested in the transactions. All such transactions and loans must be on terms no less favorable to the Company than those generally available from unaffiliated third parties.

                              STOCKHOLDER PROPOSALS

         Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2000 annual meeting of stockholders of the Company must be submitted in accordance with the rules of the SEC and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on April 28, 2000.

                                  OTHER MATTERS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. Costs of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers and employees of the Company. Arrangements have also been made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of soliciting materials to the beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent (5%) of the Company's Common Stock is based upon information contained in reports filed by such owner with the SEC.

         The Annual Report to stockholders of the Company for the fiscal year ended March 31, 1999, which includes financial statements, accompanying this Proxy Statement, does not form any part of the material for the solicitation of proxies.

         THE COMPANY HAS PROVIDED TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S FISCAL 1999 ANNUAL REPORT, WHICH INCLUDES A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1999.

                                  By the Order of the Board of Directors



                                        Rose Turner
                                         Secretary

August 26, 1999

1. ELECTION OF DIRECTORS-Nominees: Glenn D. Bollinger, Bobby D. Bollinger,
                                 John L. Maguire and Stephen L. Parr

  VOTE FOR all nominees           VOTE TO BE         MARK ONLY ONE BOX
  listed above, except vote      WITHHELD from
  to be withheld from the        all nominees
  following nominees, if any

        [ ]                          [ ]             ------------------------

2. APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS. Proposal to approve the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Corporation for the fiscal year ending March 31, 2000.


                     FOR             AGAINST            ABSTAIN
                     [ ]               [ ]                [ ]

3. OTHER BUSINESS. In their discretion upon such other business as may properly come before the meeting, of any adjournment or adjournments thereof.

                     FOR             AGAINST            ABSTAIN
                     [ ]               [ ]                [ ]


NOTE: I_____________ WILL ___________ WILL NOT ATTEND THE STOCKHOLDERS' MEETING ON SEPTEMBER 23, 1999.

Please date this proxy and sign your name exactly as it appears hereon and mail today. When signing on behalf of a corporation, partnership, estate, trust or the like, indicate title of persons signing. For joint accounts, each joint owner should sign.

Shares of Common Stock _________        DATED:                            , 1999
                                              ----------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature of Stockholder(s)

                                        ----------------------------------------
                                        Street Address

                                        ----------------------------------------
                                        City               State           Zip



 ................................................................................
                             -FOLD AND DETACH HERE-

                           BOLLINGER INDUSTRIES, INC.
     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 23, 1999

     The undersigned hereby constitutes and appoints Glenn D. Bollinger and Bobby D. Bollinger, and each of them, proxies with full power of substitution, to vote, as directed on the reverse, all the shares of common stock of Bollinger Industries, Inc. (the "Corporation") held of record by the undersigned at the close of business on August 16, 1999 at the Annual Meeting of Stockholders to be held at the Hilton Hotel, 2401 East Lamar Boulevard, Arlington, Texas 76006 at 10:00 a.m. local time, on September 23, 1999, and at any adjournment or adjournments thereof.

     This proxy when properly executed will be voted in the manner directed.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR all the nominees listed hereon and FOR proposal 2, and, in the discretion of the persons named herein as proxies, upon such other business as may come before the meeting and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given and hereby confirms all that said attorneys and proxies, or any of them, or their substitutes may do by virtue hereof. In addition, receipt of the 1999 Annual Report, the Notice of Annual Meeting and the Proxy Statement of Bollinger Industries, Inc., dated August 26, 1999 is hereby acknowledged.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-